Exhibit 1.01

AGCO Corporation
Conflict Minerals Report
For the Calendar Year Ended December 31, 2024
I. Introduction

    AGCO Corporation (the “Company”) manufactures and sells products that contain Conflict Minerals. (Capitalized terms that are used but not defined in this Report have the meanings given to them in Form SD.) Due to the depth of the supply chain, the Company is far removed from the sources of ore from which these conflict minerals are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information globally on the traceability and sourcing of these ores is limited at this time, and the information may not be entirely accurate; this situation is not unique to the Company.

    The Company supports the initiatives embodied in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule designed to limit the flow of funds to armed groups in the Democratic Republic of the Congo and adjoining countries from the production of conflict minerals, and it is the Company’s policy to promote responsible sourcing.

    The Company developed and published its Conflict Minerals Policy, which is available on the Company’s website https://www.agcocorp.com/content/dam/public/agco-corp-v2/en/suppliers/AGCO_Conflict_Minerals_Policy_062024.pdf.

    During 2024 the Company identified its suppliers that had the potential to sell to the Company products that contain conflict minerals and, using a third-party service provider, asked these suppliers to identify the sources of the conflict minerals and products containing conflict minerals that they supply to the Company. The responses were reviewed by the service provider for completeness and consistency of answers. The service provider requested suppliers to provide corrections and clarifications to their submissions where needed. The Company uses a service provider because of its greater expertise with respect to smelters and refiners in soliciting the information needed from supplies for the Company to achieve its objectives.

II. Due Diligence Program Design

    The Company designed its overall conflict minerals procedures in conformity with the five-step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1 Establish strong company management systems. The Company did this by:
•Creating an internal policy governing our Conflict Minerals Compliance Program;
•Publishing its Conflict Minerals Policy at https://www.agcocorp.com/content/dam/public/agco-corp-v2/en/suppliers/AGCO_Conflict_Minerals_Policy_062024.pdf;
•Engaging with the Company’s global direct material and spare parts supply base, largely through its service provider, to ensure awareness and motivate action as it relates to Section 1502;
•Utilizing the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative to identify smelters and refiners in the supply chain;

•Reporting to senior management on (a) suppliers’ responses to the Company’s inquiries, and (b) supply chain risk;
•Maintaining, as of May 2025, an active membership in the Responsible Minerals Initiative (“RMI”), an industry initiative that audits smelters' and refiners' due diligence activities;
•Including conflict minerals expectations in our supplier code of conduct;
•Having a cross-functional conflict minerals executive steering committee, with representatives from finance, legal, and purchasing functions to provide oversight to the Company’s Conflict Minerals Compliance Program;
•Making available an Ethics Hotline for employees, suppliers, or other interested party to report violations or questions related to conflict minerals at AGCO.

2 Identify and assess risk in the supply chain. The Company did this largely through engaging a third-party service provider with the appropriate expertise and skills to:
•Survey suppliers of products that the Company identified that had the potential to contain conflict minerals;
•Review internally-approved criteria to identify errors, omissions, and missed expectations on supplier Conflict Minerals Reporting Template submissions;
•Conduct additional procedures, including e-mail communication and personal contact with suppliers which did not respond to outreach and suppliers with high-risk smelters in their supply chains; while we recognize that we will not receive submissions from every supplier, our goal remains to increase the response rate received over time;
•Engage our supply base to perform smelter outreach to encourage participation and certification in the Conflict-Free Smelter program;
•Evaluate smelter information provided by the supply chain.

3 Design and implement a strategy to respond to identified risks. The Company did this either independently or by engaging a third party service company by the following:
•Reporting to senior management on (a) suppliers’ responses to the Company’s inquiries, and (b) supply chain risk;
•Providing an annual update to the Audit Committee of the Company’s Board of Directors;
•Engaging a third-party service provider to follow up and inform suppliers of improvements to be made in conflict minerals submissions, including providing information on smelter certification status and requesting direct smelter outreach for reported alleged smelters not participating in a certification program;
•Maintaining a Conflict Minerals Policy, and making the policy available to our suppliers, which addresses that the Company has the right to limit purchases from the supplier to the extent practicable or seek alternative suppliers where commercially feasible should a supplier be unwilling to adhere to the Company’s Conflict Minerals Policy.

4 Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain. The Company did this by:
•Utilizing the Responsible Minerals Assurance Process (“RMAP”), developed by the RMI, which uses an independent third-party audit to identify smelters and refiners that have management systems and sourcing practices in place to conform with RMAP protocols and global standards.

5 Report on supply chain due diligence. The Company did this by:
•Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

III. Due Diligence Program Results

    Attached as Schedule A is the list of facilities that, based on the due diligence process described above, were reported as being included in the Company’s suppliers’ supply chains during the Reporting Period. The majority of supplier responses provided data at the supplier company level, rather than specifying the smelters or refiners used in components supplied specifically to the Company.

IV. Risk Mitigation – Future Due Diligence Measures

    In future years the Company expects to continue to, directly or through a service provider, make inquiries to its suppliers, with its objective being to increase the response rate and completeness of responses each year. The Company conducts periodic reviews of strategic suppliers, and as part of those reviews has included questions relating to conflict minerals sourcing. Moving forward, we plan to continue membership and participation in RMI activities in order to collaborate with fellow filers and confirm best practice in the conflict minerals space.

V. Product Description

    The products subject to the disclosure are tractors, combines, hay tools, sprayers, forage equipment, planters, seeding and tillage implements, allied technical equipment, and replacement parts.

VI. Independent Private Sector Audit

    Not required for calendar year 2024.

Schedule A

Metal	Smelter Name	Smelter Facility Location
Tin	Dowa	Japan
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chugai Mining	Japan
Tin	Alpha Assembly Solutions Inc	United States Of America
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States Of America
Gold	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Resind Industria e Comercio Ltda.	Brazil

Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Tin Technology & Refining	United States Of America
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Gold	Argor-Heraeus S.A.	Switzerland
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tin	China Tin Group Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Tungsten	A.L.M.T. Corp.	Japan
Gold	Advanced Chemical Company	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Gold	Chimet S.p.A.	Italy

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tin	PT Premium Tin Indonesia	Indonesia
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Tin	Estanho de Rondonia S.A.	Brazil
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Tungsten	Kennametal Fallon	United States Of America
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Tantalum	AMG Brasil	Brazil
Gold	LS MnM Inc.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Tantalum	QuantumClean	United States Of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States Of America
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Korea, Republic Of
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	United Precious Metal Refining, Inc.	United States Of America
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	SAFINA A.S.	Czechia
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tantalum	KEMET de Mexico	Mexico
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Masan High-Tech Materials	Viet Nam
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Global Advanced Metals Aizu	Japan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Tungsten	Niagara Refining LLC	United States Of America
Tin	PT Rajehan Ariq	Indonesia
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tin	PT Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Gold	Abington Reldan Metals, LLC	United States Of America
Tin	Super Ligas	Brazil
Gold	L'Orfebre S.A.	Andorra
Gold	Italpreziosi	Italy
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tantalum	Jiangxi Tuohong New Raw Material	China
Gold	Bangalore Refinery	India
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	NH Recytech Company	Korea, Republic Of
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	Pongpipat Company Limited	Myanmar
Tin	Luna Smelter, Ltd.	Rwanda

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Tin	PT Mitra Sukses Globalindo	Indonesia
Tungsten	Cronimet Brasil Ltda	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Gold	WEEEREFINING	France
Gold	Gold by Gold Colombia	Colombia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Gold	Coimpa Industrial LTDA	Brazil
Tantalum	PowerX Ltd.	Rwanda
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Gold	GG Refinery Ltd.	Tanzania, United Republic Of
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam
Tin	CV Ayi Jaya	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Caridad	Mexico
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	JSC Novosibirsk Refinery	Russian Federation

Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Tin	Novosibirsk Tin Combine	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	Guangdong Jinding Gold Limited	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Gold	Umicore Precious Metals Thailand	Thailand
Tin	Melt Metais e Ligas S.A.	Brazil
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Gold	Emirates Gold DMCC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Marsam Metals	Brazil
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Albino Mountinho Lda.	Portugal
Gold	SAAMP	France
Gold	8853 S.p.A.	Italy
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Gold	AU Traders and Refiners	South Africa
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States Of America
Gold	JALAN & Company	India
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Safimet S.p.A	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	QG Refining, LLC	United States Of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	K.A. Rasmussen	Norway
Gold	Alexy Metals	United States Of America
Gold	MD Overseas	India
Tungsten	Artek LLC	Russian Federation
Gold	Metallix Refining Inc.	United States Of America
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	LLC Vostok	Russian Federation
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Gold	Dongwu Gold Group	China
Gold	Sam Precious Metals	United Arab Emirates
Tantalum	5D Production OU	Estonia
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Gold	NOBLE METAL SERVICES	United States Of America
Gold	Shenzhen Jinjunwei Resources Comprehensive Development Co. Ltd.	China
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Gold	Attero Recycling Pvt Ltd	Attero Recycling Pvt Ltd
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Tin	Woodcross Smelting Company Limited	Uganda
Tungsten	Philippine Carreytech Metal Corp.	Philippine Carreytech Metal Corp.
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China
Tin	Longnan Chuangyue Environmental Protection Technology Devel Co., Ltd	China
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People's Democratic Republic
Tin	Dongguan Best Alloys Co., Ltd.	China

Gold	Gasabo Gold Refinery Ltd	Rwanda
Tin	PT Arsed Indonesia	Indonesia
Tin	P Kay Metal, Inc	United States of America